            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 19, 2004, relating to the financial statements and financial highlights, which appears in the August 31, 2004 Annual Report to JPMorgan Global Strategic Income Fund, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY
February 15, 2005